                                                                      EXHIBIT 24

                                POWER OF ATTORNEY



         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert E. Lowder, P. L. McLeod, Jr., and
W. Flake Oakley, IV, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, to sign any reports or other filings which may be required to be filed with the Securities and Exchange Commission on behalf of The Colonial BancGroup, Inc. (the "Registrant"), in relation to the Registrant's acquisition by merger of (i) TB&T, Inc., Dallas, Texas pursuant to the terms of the certain Agreement and Plan of Merger by and between the Registrant and TB&T, Inc. and (ii) other financial institutions or related holding companies upon terms and conditions approved by the Chairman of the Board and Chief Executive Officer (the "Acquisitions"); to sign any registration statement of the Registrant on Form S-4 or other appropriate form and any amendments thereto for the purpose of registering under the Securities Act of 1933, as amended, shares to be offered and sold by the Registrant in relation to the Acquisitions; to file such other reports or other filings, such registration statements and amendments thereto, with all exhibits thereto, and any documents in connection therewith with the Securities and Exchange Commission; and to file such notices, reports or registration statements (and amendments thereto) with any such securities authority of any state which may be necessary to register or qualify for an exemption from registration any securities offered or sold by BancGroup in such states in relation to the Acquisitions, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite to be done in connection with the Acquisitions as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Done this 15th day of July, 1998, in Montgomery, Alabama.






                [The rest of this page intentionally left blank]

/s/ Robert E. Lowder              Chairman of the Board
-----------------------           and Chief Executive
Robert E. Lowder                  Officer

/s/ Lewis Beville                            Director
-----------------------
Lewis Beville


                                             Director
-----------------------
Young J. Boozer, Jr.


/s/ William Britton                          Director
-----------------------
William Britton

/s/ Jerry J. Chesser                         Director
-----------------------
Jerry J. Chesser


/s/ Augustus K. Clements, III                Director
-----------------------------
Augustus K. Clements, III


                                             Director
-----------------------
Robert Craft


/s/ Patrick F. Dye                           Director
-----------------------
Patrick F. Dye


/s/ James L. Hewitt                          Director
-----------------------
James L. Hewitt


                                             Director
-----------------------
Clinton Holdbrooks


/s/ D. B. Jones                              Director
-----------------------
D. B. Jones

/s/ Harold D. King                           Director
-----------------------
Harold D. King


/s/ John Ed Mathison                         Director
-----------------------
John Ed Mathison


/s/ Milton McGregor                          Director
-----------------------
Milton McGregor


/s/ John C. H. Miller, Jr.                   Director
--------------------------
John C. H. Miller, Jr.


/s/ Joe D. Mussafer                          Director
-----------------------
Joe D. Mussafer


/s/ William E. Powell, III                   Director
--------------------------
William E. Powell, III


/s/ J. Donald Prewitt                        Director
-----------------------
J. Donald Prewitt


/s/ Jack H. Rainer                           Director
-----------------------
Jack H. Rainer


/s/ Jimmy Rane                               Director
-----------------------
Jimmy Rane


/s/ Frances E. Roper                         Director
-----------------------
Frances E. Roper


/s/ Simuel Sippial                           Director
-----------------------
Simuel Sippial


/s/ Ed V. Welch                              Director
-----------------------
Ed V. Welch